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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AEP Industries Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-58747, 33-58743, 333-121710 and 333-121711) on Form S-8 of AEP Industries Inc. of our report dated January 27, 2009, with respect to the consolidated balance sheets of AEP Industries Inc. and subsidiaries as of October 31, 2008 and 2007, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows, for each of the years in the three-year period ended October 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 31, 2008 which report appears in the October 31, 2008, Annual Report on Form 10-K of AEP Industries Inc.

Our report with respect to the consolidated financial statements refers to the Company's adoption of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" on November 1, 2007 and Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106 and 132R," at the end of the fiscal year ended October 31, 2007.

Our report on the effectiveness of internal control over financial reporting as of October 31, 2008, contains an explanatory paragraph that states AEP Industries Inc. acquired substantially all of the assets and assumed certain liabilities of Atlantis Plastics Films on October 30, 2008. Management has excluded from its assessment of the effectiveness of AEP Industries Inc.'s internal control over financial reporting as of October 31, 2008 Atlantis Plastic Films' internal control over financial reporting associated with total assets of $109.6 million and total liabilities of $8.8 million, included in the consolidated balance sheet of the Company at October 31, 2008. Our audit of internal control over financial reporting of AEP Industries Inc. also excluded an evaluation of Atlantis Plastics Films' internal control over financial reporting of the acquired assets and assumed liabilities.

/s/ KPMG LLP Short Hills, New Jersey January 27, 2009

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM